Filed Pursuant to Rule 424(b)(2)

Registration No. 333-211141

PROSPECTUS SUPPLEMENT

(to the Prospectus dated May 16, 2016)

9,670,000 Units, Consisting of one Common Share and one half of one Warrant
4,835,000 Warrants to Purchase Common Shares
4,835,000 Common Shares underlying the Warrants
580,200 Underwriters’ Warrants to Purchase Common Shares
580,200 Common Shares underlying the Underwriters’ Warrants

Golden Queen Mining Co. Ltd. (“Golden Queen”, “we” or the “Company”) is offering 9,670,000 units (the “Units”) of the Company, each Unit consisting of one common share of the Company (a “Common Share”) and one-half of one warrant to purchase a Common Share (each whole warrant, a “Warrant”) at a price (the “Offering Price”) of C$1.45 per Unit (the “Offering”). Each Warrant entitles the holder thereof to acquire one additional Common Share (a “Warrant Share”) upon payment of the exercise price of C$2.00 at any time prior to 5:00 pm (Vancouver time) on the date that is three (3) years from the closing of the Offering. See “Description of the Securities Distributed”. The Units are being offered pursuant to an underwriting agreement dated July 18, 2016 (the “Underwriting Agreement”), among us and Cormark Securities Inc., a sole book-running manager and representative of the Underwriters (“Cormark”) and M Partners Inc. (the “Underwriters”). See “Underwriting” on page S-19.

This offering is being made pursuant to this prospectus supplement (the “Prospectus Supplement”) and the accompanying base prospectus dated May 16, 2016 (the “Base Prospectus”).   This offering is being made concurrently in Canada pursuant to a Canadian Prospectus and Prospectus Supplement filed with the securities commissions or similar regulatory authorities in the provinces of British Columbia, Alberta and Ontario for the purpose of qualifying the Units for sale. Offers will be made, and subscriptions accepted, by the Underwriters in the United States only from investors which qualify as “institutional investors” under the state securities laws and regulations of their state of domicile. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately, but will be purchased together in this offering. We are further qualifying for distribution (i) Warrant Shares, issuable from time to time, on the exercise of the Warrants issuable under this Prospectus Supplement, and (ii) such indeterminate number of additional Common Shares that may be issuable by reason of the anti-dilution provisions forming part of the terms and conditions of the Warrants and the Underwriters’ Warrants (as defined below).

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GQM” and quoted on the OTCQX International Exchange (the “OTCQX”) under the symbol “GQMNF”. On July 13, 2016, being the last full trading day prior to the announcement of the Offering, the last reported sale price of the Common Shares on the OTCQX was $1.35 per Common Share and on the TSX was C$1.74 per Common Share. Golden Queen has applied to the TSX to list the Common Shares issuable pursuant to the Offering, including the Warrant Shares and the Common Shares issuable on exercise of the Underwriters’ Warrants (as defined below). Listing of the Common Shares, the Warrant Shares and the Common Shares issuable on exercise of the Underwriters’ Warrants will be subject to the Company fulfilling all of the listing requirements of the TSX. Closing of the Offering is subject to receipt of TSX approval for the listing of the Common Shares, the Warrant Shares and the Common Shares issuable on exercise of the Underwriters’ Warrants. There is currently no market through which the securities, other than the Common Shares, may be sold and purchasers may not be able to resell the securities purchased under this Prospectus. This may affect the pricing of the securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation.

	Price to Public(1)		Underwriters’ Fee(2)(3)(5)		Net Proceeds to the Company(4)(5)
Per Unit	C$	1.45	C$	0.087	C$	1.363
Total	C$	14,021,500.00	C$	841,290.00	C$	13,180,210.00

(1)	The Offering Price of the Units was determined by arm’s length negotiation between the Company and the Underwriters, with reference to the prevailing market price of the Common Shares.
(2)	The Company has agreed to pay the Underwriters a cash fee (the “Underwriters’ Fee”) of 6% of the gross proceeds of the Offering. A fee of 4% will be payable on Units purchased pursuant to a President’s List of investors provided by the Company up to a maximum of C$4,000,000. See “Underwriting”.
(3)	The Company has agreed to issue to the Underwriters warrants (the “Underwriters’ Warrants”) to purchase that number of Common Shares equal to 6% of the aggregate number of Common Shares sold pursuant to the Offering (4% for Common Shares Purchased pursuant to the President’s List). The Underwriters’ Warrants are exercisable at a price of C$2.00 per Common Share, for a period of three (3) years from the closing of the Offering. This Prospectus Supplement qualifies the grant of the Underwriters’ Warrants and the issuance of the Common Shares upon exercise of the Underwriters’ Warrants.
(4)	After deducting the Underwriter’s Fee, but before deducting the expenses of the Offering, which are estimated at C$422,000.
(5)	Assumes no exercise of the Over-Allotment Option (as defined below) and that no Units are purchased pursuant to the President’s List.

We have granted to the Underwriters an option (the “Over-Allotment Option”) exercisable in whole or in part, to purchase up to an additional 1,450,000 Units (the “Additional Units”) at a price equal to Offering Price, less the underwriting fees, for a period of 30 days from the closing of the Offering to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised by the Underwriters in respect of: (i) Additional Units at the Offering Price; or (ii) additional Common Shares (the “Over-Allotment Shares”) at a price of C$1.44 per Over-Allotment Share; or (iii) additional Warrants (the “Over-Allotment Warrants”) at a price of C$0.02 per Over-Allotment Warrant; or (iv) any combination of Over-Allotment Shares and/or Over-Allotment Warrants (together, the “Over-Allotment Securities”) so long as the aggregate number of Over-Allotment Shares and Over-Allotment Warrants that may be issued under the Over-Allotment Option does not exceed 1,450,000 Over-Allotment Shares and 725,000 Over-Allotment Warrants. If the Over-Allotment Option is exercised in full, the total “Price to the Public”, “Underwriters’ Fee” and “Net Proceeds to the Company” (without deducting expenses of the Offering) will be C$16,124,000, C$967,440 and C$15,156,560 respectively. This Prospectus Supplement qualifies the distribution of the Over-Allotment Option, the Over-Allotment Units, the Over-Allotment Securities, the Underwriters’ Warrants issuable in relation to the issuance of Over-Allotment Shares, Common Shares issuable upon exercise of such Underwriters’ Warrants and the Warrant Shares issuable upon exercise of the Over-Allotment Warrants. A purchaser who acquires Over-Allotment Securities forming part of the Underwriters’ over-allocation position acquires those securities under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The Underwriters, as principals, conditionally offer the Units, subject to prior sale, if, as and when issued by the Company and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement. The Underwriters propose to initially offer either directly, or through their respective U.S. or Canadian broker-dealer affiliates or agents, the Units at the Offering Price. After a reasonable effort has been made to sell all of the Units at the Offering Price, the Underwriters may subsequently reduce the Offering Price to purchasers. Any such reduction will not affect the proceeds received by the Company. We have agreed to pay the Underwriters, (i) the Underwriters’ Fee and (ii) issue to the Underwriters the Underwriters’ Warrants, which shall be subject to the lock-up restriction required by FINRA Rule 5110(g). See “Underwriting” beginning on page S-19 of this Prospectus Supplement.

In accordance with the requirements of the SEC, the offering price for Units offered in the United States maybe payable in U.S. dollars or Canadian dollars, and the offering price for Units offered in Canada and elsewhere outside the United States is payable in Canadian dollars, except as may otherwise be agreed by the Underwriter. Based on the closing buying rate of the Bank of Canada on July 15, 2016 of C$1.00 = US$0.772 the U.S. dollar amount of the Offering Price would be US$1.12).

Subscriptions for the Units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The Common Shares and Warrants sold pursuant to the Offering will be issued in electronic form to the Canadian Depository for Securities (“CDS”) or nominees thereof and deposited with CDS on the closing of the Offering. A purchaser will receive only a customer confirmation of the issuance of the Common Shares purchased pursuant to the Offering from the registered dealer through which the Units are purchased. Closing of the Offering is expected to occur on or about July 25, 2016, or such other date as may be agreed upon by the Company and the Underwriter, acting reasonably. See “Underwriting”.

Investing in our securities involves a high degree of risk.  See “Risk Factors and Uncertainties” beginning on page S-8 of this Prospectus Supplement and on page 6 of the accompanying Base Prospectus.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is JULY 18, 2016.

Cormark Securities	M Partners

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1
Summary	2
RISK FACTORS AND UNCERTAINTIES	6
DOCUMENTS INCORPORATED BY REFERENCE	14
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	15
CAUTIONARY NOTE REGARDING MINERAL RESERVE AND RESOURCE ESTIMATES	16
PRESENTATION OF FINANCIAL INFORMATION	17
CERTAIN INCOME TAX CONSIDERATIONS	17
PRIOR SALES	17
TRADING PRICE AND VOLUME	17
DESCRIPTION OF COMMON SHARES	18
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF UNITS	20
PLAN OF DISTRIBUTION	21
USE OF PROCEEDS	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	22
TRANSFER AGENT AND REGISTRAR	22
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND MORE INFORMATION	23

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is this Prospectus Supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying Base Prospectus and the documents incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus.  The second part, the accompanying Base Prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference.  If the description of this offering varies between this Prospectus Supplement and the accompanying Base Prospectus, you should rely on the information contained in this Prospectus Supplement, or any amendment or supplement thereto that we may file to maintain the accuracy of the information herein.  However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this Prospectus Supplement or the accompanying Base Prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement, the accompanying Base Prospectus or any related free writing prospectus that we authorized to be distributed to you.  We have not, and the Underwriters have not, authorized anyone to provide you with information that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information contained in, or incorporated by reference into, this Prospectus Supplement, the accompanying Base Prospectus and any related free writing prospectus that we authorized to be delivered to you, is accurate only as of the respective dates thereof, regardless of the time of delivery of this Prospectus Supplement and the accompanying Base Prospectus or of any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.  It is important for you to read and consider all information contained in this Prospectus Supplement and the accompanying Base Prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus that we authorized to be delivered to you, in making your investment decision.  You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference” in this Prospectus Supplement and in the accompanying Base Prospectus.

We are offering to sell, and are seeking offers to buy, the Units only in jurisdictions and to persons where such offers and sales are permitted.  The distribution of this Prospectus Supplement and the accompanying Base Prospectus and this offering of the Units in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this Prospectus Supplement and the accompanying Base Prospectus must inform themselves about and observe any restrictions relating to this offering of the Units and the distribution of this Prospectus Supplement and the accompanying Base Prospectus outside the United States.  This Prospectus Supplement and the accompanying Base Prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement and the accompanying Base Prospectus by any person in any jurisdiction or to any person in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING RESOURCE AND RESERVE ESTIMATES

The mineral estimates in this Prospectus Supplement, the accompanying Base Prospectus and the documents incorporated by reference herein and therein have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under the United States Securities Act of 1933, as amended (“Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

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In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in the Prospectus Supplement, the accompanying Base Prospectus and the documents incorporated by reference herein and therein contain descriptions of our mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

cautionary note regarding forward-looking statementS

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein contain certain statements which constitute forward-looking information and forward-looking statements within the meaning of applicable securities legislation (collectively “forward-looking statements”). The use of any of the words “anticipate”, “continue”, “estimate”, “expect”, “may”, “will”, “projected”, “propose”, “should”, “believe”, “intends”, “subject to” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct. Such forward-looking statements included in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein by reference should not be unduly relied upon. This forward-looking information is made as of the date of this Prospectus Supplement, or in the case of documents incorporated herein by reference, as of the dates of such documents.

In particular, this Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein by reference contain forward-looking statements pertaining to the following:

•	proposed expenditures set out under “Use of Proceeds”;
•	business strategy, strength and focus;
•	completion of an offering under this Prospectus Supplement, including receipt of all regulatory approvals;
•	the timing for receipt of regulatory approval;
•	geological estimates in respect of mineral resources and reserves on the Project (defined below);
•	projections of market prices and costs and the related sensitivity of distributions;
•	supply and demand for precious metals;
•	expectations regarding the ability to raise capital or generate income through operations;
•	expectations with respect to the Company’s future working capital position;
•	treatment under government regulatory regimes and tax laws;
•	estimated costs of anticipated production, sales and costs of sales;
•	anticipated mining operations proceeding as planned; and
•	the Company’s and Golden Queen Mining Company, LLC’s (“GQM LLC”) capital expenditure program.

With respect to forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein, assumptions have been made regarding, among other things:

•	recovery rates from gold and silver production;
•	the impact of environmental regulations on our operations;
•	future gold and silver prices;
•	the Company’s and GQM LLC’s ability to obtain qualified staff and equipment in a timely and cost-efficient manner;
•	the impact of increasing competition on the Company;
•	the impact of any changes in the laws of the United States or the State of California;
•	the ability of GQM LLC to maintain its existing and future permits in good standing;
•	the ability of GQM LLC to retain its mining rights under agreement with landowners, whether currently in place or may in the future be in place;

S-2

•	the regulatory framework governing royalties, taxes and environmental matters in the United States;
•	future capital expenditures, if any, required to be made by the Company and GQM LLC, and the Company’s ability to fund its pro rata capital commitments to the GQM LLC joint venture;
•	the Company’s ability to repay or refinance current debt; and
•	the ability of the Company to maintain its current ownership level in GQM LLC.

Actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this Prospectus Supplement, the accompanying Prospectus and in the documents incorporated by reference:

•	uncertainties in access to future funding for repayment of debt or any future capital requirements of the Project or future acquisitions;
•	unexpected liabilities or changes in the cost of operations, including costs of extracting and delivering gold and silver dore to a refinery, that affect potential profitability of the Project;
•	operating hazards and risks inherent in mineral exploration and mining;
•	volatility in global equities, commodities, foreign exchange, market price of gold and silver and a lack of market liquidity;
•	changes to the political environment, laws or regulations, or more stringent enforcement of current laws or regulations in the United States or California;
•	ability of GQM LLC to obtain and maintain licenses, access rights or permits, required for current and future planned operations;
•	unexpected and uninsurable risks that may arise;
•	risks associated with any future hedging activities; and
•	the other factors discussed under “Risk Factors and Uncertainties”.

Readers are cautioned that the foregoing lists of factors are not exhaustive. Due to the nature of the mining industry, budgets are regularly reviewed in light of the success of the expenditures and other opportunities, which may become available to the Company. Accordingly, while the Company anticipates that it will have the ability to spend the funds available to it as stated in this Prospectus Supplement, there may be circumstances where, for sound business reasons, a reallocation of funds may be prudent or necessary. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and documents incorporated by reference herein are expressly qualified by this cautionary statement. Except as required under applicable securities laws, the Company does not undertake or assume any obligation to publicly update or revise any forward-looking statements. Subscribers should read this entire Prospectus Supplement, and accompanying Prospectus, as well as the documents incorporated by reference into this Prospectus Supplement or accompanying Prospectus, and consult their own professional advisors to assess the income tax, legal, risk factors and other aspects of their investment.

We qualify all the forward-looking statements contained in this Prospectus Supplement, the Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

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FINANCIAL INFORMATION AND CURRENCY

The financial information of the Company contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference is derived from consolidated financial statements that are presented in accordance with generally accepted accounting principles in the United States (“US GAAP”). Financial statements incorporated by reference herein have been prepared in accordance with US GAAP, and are subject to Public Company Accounting Oversight Board (United States) (“PCAOB”) and PCAOB and Canadian auditor independence standards, which are comparable to financial statements of United States public companies.

The Company prepares its financial statements in United States dollars. References in this Prospectus Supplement and the accompanying Prospectus to “$” and “US$” are to United States dollars, and references to “C$” are to Canadian dollars.

The following table sets forth, for the periods indicated, the high, low, average noon spot and period end noon spot buying rates of exchange for one United States dollar in Canadian dollars as published by the Bank of Canada. Although obtained from sources believed to be reliable, the data is provided for informational purposes only, and does not guarantee the accuracy or completeness of the data.

	Quarter Ended				Year Ended December 31
	June 30, 2016		March 31, 2016		2015		2014		2013
Highest noon spot rate during period	C$	1.3170	C$	1.4589	C$	1.3990	C$	1.1643	C$	1.0697
Lowest noon spot rate during period	C$	1.2544	C$	1.2962	C$	1.1728	C$	1.0614	C$	0.9839
Average noon spot rate for the period	C$	1.2886	C$	1.3732	C$	1.2787	C$	1.1045	C$	1.0299
Period end noon spot rate	C$	1.3009	C$	1.2971	C$	1.3840	C$	1.1601	C$	1.0636

On July 15, 2016, the noon spot exchange rate for a Canadian dollar in terms of the United States dollar, as quoted by the Bank of Canada, was C$1.00 = US$0.7707.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this Prospectus Supplement and the accompanying Base Prospectus.  This summary does not contain all of the information that you should consider before deciding to invest in our securities.  You should read this entire Prospectus Supplement and the accompanying Base Prospectus carefully, including the “Risk Factors and Uncertainties” section contained in this Prospectus Supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this Prospectus Supplement and in the accompanying Base Prospectus.  Unless we have indicated otherwise or the context otherwise requires, references in this Prospectus Supplement, the accompanying Base Prospectus or the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” may, depending on the context, refer to Golden Queen Mining Co. Ltd. or to one or more of Golden Queen Mining Co. Ltd.’s subsidiaries or to Golden Queen Mining Co. Ltd. and its consolidated subsidiaries, taken as a whole. When we refer to “shares” or “Common Shares” throughout this Prospectus Supplement or the accompanying Base Prospectus, we include all rights attaching to our Common Shares under any shareholder rights plan then in effect.

Golden Queen Mining Co. Ltd.

Corporate Information

We were incorporated under the laws of the Province of British Columbia, Canada in November 1985. Our registered office is located at 1200 - 750 West Pender Street, Vancouver, BC, Canada V6C 2T8 and our executive offices are located at 2300-1066 West Hastings Street, Vancouver, BC, Canada, V6E 3X2. Our California office is located at 15772 K Street, Mojave, California, 93501. Our phone number is (778) 373-1557. We maintain a website at www.goldenqueen.com and through a link on our website you can view the periodic filings that we make with the SEC available at www.sec.gov. Information contained on our website is not incorporated into this Prospectus.

Business Information

Golden Queen has been exploring and developing its mineral properties located just south of Mojave in Kern County in southern California (the “Property”) since 1985. The Company acquired its initial interest in the Property in 1985 and has since added to its holdings in the area.

Exploration and evaluation work on the Property and on the Soledad Mountain project (the “Project”) was done, until September 10, 2014, by Golden Queen Mining Co., Inc. (“GQM Inc.”), a California corporation and the wholly-owned subsidiary of the Company. GQM Inc. was converted into a limited liability company, GQM LLC, on September 10, 2014 in preparation for the formation of the joint venture (the “Joint Venture”) between a newly formed entity, Golden Queen Mining Holdings, Inc. (“GQM Holdings”), a wholly owned subsidiary of the Company, and Gauss LLC (“Gauss”). Gauss is an investment entity formed for the purpose of the Joint Venture and is 70.51% owned by Leucadia National Corporation and 29.49% owned by members of the Clay family, a controlling shareholder group of the Company. The transaction to form the Joint Venture was completed on September 15, 2014. Upon formation of the Joint Venture, both GQM Holdings and Gauss each owned, and continue to own, 50% of GQM LLC. See “Recent Developments” below, and on page 8 in the accompanying Prospectus for further details regarding the Joint Venture. In February 2015, the Company incorporated Golden Queen Mining Canada Ltd. (“GQM Canada”), a wholly-owned British Columbia subsidiary, to hold the Company’s interest in GQM Holdings.

S-5

As a result of the changes made in connection with the Joint Venture and the incorporation of GQ Canada, place of formation and ownership interest of the Company’s subsidiaries and the Project as at July 11, 2016 are as follows:

There are a number of risks associated with the Project and the Joint Venture that are described under the section “Risk Factors and Uncertainties” in the Prospectus, and readers are urged to consider these risks and possible other risks, in order to obtain an understanding of the Project and the Joint Venture.

S-6

The offering

The following summary contains basic information about the Offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read this entire Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Issuer	Golden Queen Mining Co. Ltd.
Securities Offered

9,670,000 Units. Each Unit will consist of one Common Share and one-half of one Warrant to purchase a Common Share. Each full Warrant entitles its holder thereof to purchase one Common Share at an exercise price of C$2.00 per Warrant Share, and is exercisable for a period three (3) years from the closing of the Offering. There is currently no market for the Warrants and none is expected to develop after this offering. See “Description of Securities Being Distributed”.

580,200 Underwriters’ Warrants issued to the Underwriters (667,200 Underwriters’ Warrants assuming exercise of the Over-Allotment Option in full). Each Underwriter’s Warrant entitles its holder to purchase one Common Share.

Over-Allotment Option	The Underwriters have been granted an Over-Allotment Option to purchase up to an additional 1,450,000 Units at the Offering Price. The Over-Allotment Option shall be exercisable, in whole or in part, at any time and from time to time for up to 30 days from and including the Closing Date.

Use of Proceeds

The net proceeds from this Offering will be approximately C$12,758,210 (approximately C$14,734,560 assuming the exercise of the Over-Allotment Option in full) after deducting the Underwriters’ Fee and estimated expenses of the Offering. The Company intends to use the net proceeds of this Offering, for the repayment of loans. See “Use of Proceeds” for more details.

The Company intends to spend the funds as stated in this Prospectus Supplement. There may be circumstances, however, where for sound business reasons a reallocation of funds may be necessary.

Stock Exchange Symbols	The Common Shares are listed on the TSX under the symbol “GQM” and quoted on the OTCQX under the symbol “GQMNF”.

Income Tax Considerations

Investing in the Units has certain tax consequences for United States investors, which may be seriously adverse if the Company is deemed a private foreign investment company (“PFIC”) for 2016 or any subsequent tax year. See “Material Income Tax Considerations” on page S-9.

Risk Factors

Investing in the Units is highly speculative and involves risks that are described in the “Risk Factors and Uncertainties” section beginning on page S-8 of this Prospectus Supplement and on page 6 of the accompanying Base Prospectus and the “Risk Factors” sections of our annual reports on Form 10-K as filed with the SEC and Canadian securities authorities.

S-7

RISK FACTORS and uncertainties

Investing in the securities involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in accompanying Base Prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors and Uncertainties,” and those set forth under the heading “Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2015 that we have incorporated by reference into this Prospectus Supplement. If any of the following risks actually occurs, our business could be materially harmed. Additional risks and uncertainties, including those of which we are currently unaware or that we deem immaterial, may also adversely affect our business.

Risks Related to the Offering

Investors may lose their entire investment.

An investment in the Units is highly speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Units.

Management will have discretion with respect to the use of proceeds from the Offering.

The Company currently intends to allocate the net proceeds received from the Offering as described under “Use of Proceeds”. However, management will have discretion in the actual application of the net proceeds, and may elect to allocate net proceeds differently than as described under “Use of Proceeds” if management believes it would be in the Company’s best interests to do so. Although the Company’s proposed allocations are based on the current expectation of management of the Company, there may be circumstances where, for business reasons, a re-allocation of funds may be necessary, as may be determined at the discretion of the Company. Shareholders of the Company may not agree with the manner in which management chooses to allocate and spend the net proceeds. The failure by management to apply these funds effectively could have a material adverse effect on the Company’s business.

The Company must repay or refinance certain debts maturing and payable in December 2016.

The Company has a loan in the principal amount of $37.5 million, maturing and payable in December 2016 (the “June 2015 Loan”). The ability of the Company to obtain financing for its debt obligations, is dependent on equity market conditions, the market for precious metals, and the willingness of other parties to lend the Company money. In order to secure the necessary funds to meet its debt obligations due in December 2016 and mitigate the going concern issue, management is actively exploring several financing options including debt and equity. See “Risk Factors and Uncertainties” in the accompanying Prospectus for additional details.

Issuing additional equity may have a negative impact on the trading price of our securities and investors may suffer dilution.

The Company will require additional funds to repay, or will need to refinance, the loan, maturing and payable in December 2016. The Company may also require additional funds to maintain its ongoing operations at the Project in the future. If the Company raises funds by issuing additional equity securities, especially at prices lower than the price of the Units offered under this Prospectus Supplement, such financing will dilute the equity interests of its current shareholders, including purchasers who acquire Units pursuant to this Prospectus Supplement.

The market price of our Common Shares may be negatively affected by sales in the public market.

The Company is offering 9,670,000 Common Shares and 4,835,000 Warrants pursuant to this Offering, assuming no exercise of the Over-Allotment Option. Sales of such Common Shares and Warrants by investors in this Offering will create additional selling pressure in the market which may decrease the market price of the Common Shares. Furthermore, the risk of dilution from issuances of Common Shares pursuant to this Offering and further Common Shares issuable upon exercise of the Warrants, may cause existing shareholders to sell their Common Shares, which could further contribute to any decline in the Common Share price.

Sales of a substantial number of our Common Shares or other equity-related securities in the public markets by the Company or its significant shareholders could depress the market price of the Common Shares and impair the Company’s ability to raise capital through the sale of additional equity securities. The Company cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of its Common Shares.

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There is no public market for the Warrants, so investors in the Warrants may not be able to re-sell such Warrants.

There is no public market for the Warrants. It is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants of outstanding will decrease, resulting in a diminished liquidity for the remaining Warrants. A decrease in the liquidity of the Warrants may cause, in turn, an increase in the volatility associated with the price of the Warrants. To the extent that the Warrants become illiquid, an investor may have to exercise such Warrants to realize value.

DOCUMENTS incorporated BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this Prospectus Supplement. Information we file with the SEC after the date of this Prospectus Supplement will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus Supplement. Copies of the documents incorporated herein by reference may be obtained on request and without charge from the Corporate Secretary of the Company at 2300-1066 West Hastings Street, Vancouver, BC, Canada, V6E 3X2, telephone 778-373-1557. We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the date of the initial filing of this Prospectus Supplement until the termination of this offering under this Prospectus Supplement.

•	Our current reports on Form 8-K as filed with the SEC on June 03, 2016 and July 14, 2016.

material INCOME TAX CONSiderations

Certain Material United States Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Units acquired pursuant to this Prospectus Supplement, the acquisition, ownership, and disposition of Common Shares acquired as part of the Units, the exercise, disposition, and lapse of Warrants acquired as part of the Units, and the acquisition, ownership, and disposition of Warrant Shares received upon exercise of the Warrants.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of Units pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Units, Common Shares, Warrants, and Warrant Shares.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, U.S. court decisions and the U.S. Treaty, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

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U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Units, Common Shares, Warrants or Warrant Shares acquired pursuant to this Prospectus Supplement that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Units, Common Shares, Warrants or Warrant Shares that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Units, Common Shares, Warrants and Warrant Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Units, Common Shares, Warrants and Warrant Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Units, Common Shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired Units, Common Shares, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Units, Common Shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the Company’s outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S., (b) persons (as defined below) that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Units, Common Shares, Warrants or Warrant Shares in connection with carrying on a business in Canada; (d) persons whose Units, Common Shares, Warrants or Warrant Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the U.S. Treaty. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Units, Common Shares, Warrants or Warrant Shares.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Units, Common Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Units, Common Shares, Warrants and Warrant Shares.

Tax Consequences Not Addressed

This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Units, Common Shares, Warrants and Warrant Shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Units, Common Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Unit will be treated as the acquisition of one Common Share and one-half of one Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Common Share and Warrant that comprise each Unit.

For this purpose, the Company will allocate C$1.44 of the purchase price for the Unit to the Common Share and C$0.01 of the purchase price for each Unit to one-half of one Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules."

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of an Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. A U.S. Holder's holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. Holder.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

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Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or the Company’s assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by the Company at “U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares and Warrant Shares – Distributions on Common Shares and Warrant Shares” below).

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares and Warrant Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share or Warrant Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company’s current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Common Shares or Warrant Shares (see “Sale or Other Taxable Disposition of Common Shares and Warrant Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by the Company with respect to the Common Shares or Warrant Shares will constitute ordinary dividend income. Dividends received on Common Shares or Warrant Shares generally will not be eligible for the “dividends received deduction.” Subject to applicable limitations and provided the Company is eligible for the benefits of the U.S. Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares and Warrant Shares

Upon the sale or other taxable disposition of Common Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares or Warrant Shares have been held for more than one year.

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Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were deemed to be a PFIC for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Units, Common Shares, Warrants and Warrant Shares. Based on current business plans and financial expectations, the Company expects that it should not be a PFIC for the tax year ending December 31, 2016. The Company has not made a determination regarding its PFIC status for future tax years. The Company believes that it was a PFIC during its tax year ended on December 31, 2015. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company is not, and will not become a PFIC for any tax year during which U.S. Holders hold Units, Common Shares, Warrants or Warrant Shares.

In any year in which the Company is classified as a PFIC, U.S. Holders will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company will be a PFIC under Section 1297 of the Code (a “PFIC”) if, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In addition, for purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a ''Subsidiary PFIC''), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year and a U.S. Holder held Units, Common Shares, Warrants or Warrant Shares, such holder generally would be subject to special rules under Section 1291 of the Code with respect to "excess distributions" made by the Company on the Common Shares, Warrants or Warrant Shares and with respect to gain from the disposition of Units, Common Shares, Warrants or Warrant Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares, Warrants or Warrant Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares, Warrants or Warrant Shares, as applicable. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Units, Common Shares, Warrants or Warrant Shares ratably over its holding period for the Units, Common Shares, Warrants or Warrant Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

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While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner. Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code that apply to "excess distributions" and dispositions described above. However, under the proposed Treasury Regulations, for the purposes of the PFIC rules, the holding period for any Warrant Shares acquired upon the exercise of an Warrant will begin on the date a U.S. Holder acquires the Units (and not the date the Warrants are exercised). This will impact the availability, and consequences, of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and Common Shares under the PFIC rules and the applicable elections differently. In addition, a QEF Election may not be made with respect to the Warrants and it is unclear whether the Mark-to-Market Election may be made with respect to the Warrants. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Units, Common Shares, Warrants, and Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Units, Common Shares, Warrants and Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Common Shares, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares or Warrant Shares (or with respect to any deemed dividend on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation (including constructive dividends) should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares, Warrant Shares or Warrants that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the Common Shares and Warrant Shares, and net gains from the disposition of the Common Shares, Warrants and Warrant Shares. Special rules apply to PFICs. U.S. Holders that are individuals, estates or such trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the Common Shares, Warrants and Warrant Shares.

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Information Reporting; Backup Withholding Tax

Under U.S. federal income tax law certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Common Shares, Warrants, and Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Common Shares, Warrants and Warrant Shares generally may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF UNITS, COMMON SHARES, WARRANTS AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

Certain Material Canadian Federal Income Tax Considerations

The following is, as of the date of this Prospectus Supplement, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (“Tax Act”) generally applicable to a purchaser who acquires a Unit, consisting of one Common Share (in this section, referred to as the “Common Shares”) and one-half of one Warrant, pursuant to this Offering.

This summary applies only to a purchaser who is a beneficial owner of Common Shares and Warrants acquired pursuant to this Offering and who, for the purposes of the Tax Act, and at all relevant times: (i) deals at arm's length and is not affiliated with the Company and (ii) holds the Common Shares, Warrant Shares and Warrants as capital property (a “Holder”). Common Shares, Warrant Shares and Warrants will generally be considered to be capital property to a Holder unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold, and is not deemed to use or hold, the Common Shares, Warrant Shares or Warrants in connection with carrying on a business in Canada (“Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere and such Non-Resident Holders should consult their own tax advisors.

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This summary is based upon: (i) the current provisions of the Tax Act and the regulations thereunder (“Regulations”) in force as of the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. This summary does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

As discussed under the heading “Description of the Securities Distributed – Warrants”, in certain circumstances the Company may provide “buy-in rights” to a holder of Warrants. The tax consequences to a holder of realizing buy-in rights are not discussed herein, and any holder to whom these rights become relevant should consult its own tax advisor with respect to the tax consequences thereof.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Exercise of Warrants

No gain or loss will be realized by a Non-Resident Holder of a Warrant upon the exercise of such Warrant (including on the cashless exercise of a Warrant, as discussed under the heading “Description of the Securities Distributed- Warrants”). When a Warrant is exercised, the Non-Resident Holder's cost of the Warrant Share acquired thereby will be equal to the adjusted cost base of the Warrant to such Holder, plus the amount, if any, paid on the exercise of the Warrant. For the purpose of computing the adjusted cost base to a Non-Resident Holder of each Warrant Share acquired on the exercise of a Warrant, the cost of such Warrant Share must be averaged with the adjusted cost base to such Holder of all other Common Shares (if any) held by the Non-Resident Holder as capital property immediately prior to the exercise of such Warrant.

Dividends

Dividends paid or credited or deemed under the Tax Act to be paid or credited by the Company to a Non-Resident Holder on a Common Share or Warrant Share will generally be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Income Tax Convention (1980) and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15% of the amount of such dividend.

Dispositions of Common Shares, Warrant Shares and Warrants

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Share, Warrant Share or Warrant unless the Common Share, Warrant Share or Warrant (as applicable) is “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act pursuant to the terms of an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, a Common Share, Warrant Share or Warrant (as applicable) will not constitute taxable Canadian property of a Non-Resident Holder provided that: (a) the Common Shares or, in the case of a Warrant Share or Warrant, the Warrant Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSX) at the time of the disposition; and (b) at no time during the 60 month period immediately preceding the disposition or deemed disposition of the Common Share, Warrant Share or Warrant (as applicable): (i) were 25% or more of the issued shares of any class or series of the capital stock of the Company owned by, nor did they belong to, one or any combination of the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length (within the meaning of the Tax Act), or a partnership in which the Non-Resident Holder or a non-arm’s length person held a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, was more than 50% of the fair market value of a Common Share or a Warrant Share, as applicable, derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada; (B) Canadian resource property (as defined in the Tax Act); (C) timber resource property (as defined in the Tax Act), or (D) options in respect of, or interests in, or for civil rights in, property described in any of (A) through (C) above, whether or not such property exists.

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In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of a Common Share, Warrant Share or Warrant that is taxable Canadian property to that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act pursuant to the terms of an applicable income tax convention, such Non-Resident Holders should consult their own tax advisors.

Prior Sales

The company has not issued any securities during the 12 month period prior to the date of this Prospectus Supplement, excluding employee stock options and Common Shares sold pursuant to the exercise of employee stock options.

trading price and volume

The Shares are listed on the TSX under the symbol GQM, and on the OTCQX under the symbol GQMNF. The following table sets forth the price range and volume of trading of the Common Shares during the 12 months preceding the date of this Prospectus.

	TSX (prices in Canadian dollars)				OTCQX (prices in US dollars)
Month	High	Low	Volume	Month	High	Low	Volume

July 2015	0.83	0.65	3,437,331	July 2015	0.68	0.49	4,955,401
August 2015	1.05	0.75	1,826,220	August 2015	0.82	0.57	2,555,249
September 2015	1.12	0.68	473,826	September 2015	0.88	0.52	1,520,253
October 2015	1.07	0.85	190,054	October 2015	0.85	0.65	1,202,284
November 2015	0.90	0.68	242,384	November 2015	0.71	0.51	1,228,927
December 2015	0.80	0.67	451,522	December 2015	0.60	0.48	1,709,456
January 2016	1.24	0.76	767,858	January 2016	0.88	0.53	2,397,476
February 2016	1.70	1.08	1,183,929	February 2016	1.27	0.75	3,242,632
March 2016	2.00	1.47	1,908,151	March 2016	1.56	1.11	5,618,702
April 2016	1.98	1.19	1,986,212	April 2016	1.54	0.94	5,884,636
May 2016	1.90	1.32	1,303,526	May 2016	1.49	1.01	3,541,146
June 2016	1.75	1.39	767,135	June 2016	1.37	1.05	2,233,572
July 1- July 15, 2016	1.90	1.38	3,258,437	July 1 – July 15, 2016	1.47	1.08	3,068,830

On July 13, 2016, being the last full trading day prior to the announcement of the Offering, the last reported sale price of the Common Shares on the OTCQX was $1.35 per Common Share and on the TSX was C$1.74 per Common Share.

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description of the securities distributed

Description of Units

The Offering consists of 9,670,000Units of the Company, assuming no exercise of the Over-Allotment Option. Each Unit consists of one Common Share and one-half of one Warrant to purchase a Common Share. The Units will be issued at the Offering Price of C$1.45 per Unit.

Description of Common Shares

We are authorized to issue an unlimited number of Common Shares, without par value, of which 99,928,680 are issued and outstanding as at July 15, 2016. As at July 15, 2016, there are options outstanding to purchase up to 1,040,000 Common Shares at exercise prices ranging from $0.58 to $1.59 and Warrants outstanding, exercisable to purchase up to 10,000,000 Common Shares at an exercise price of $0.95. The material attributes of the Common Shares are described in the accompanying Prospectus. Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by our board of directors and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

Description of Warrants

The Units include 4,835,000 Warrants, 5,560,000 Warrant assuming exercise of the Over-Allotment Option in full, the distribution of which are qualified by this Prospectus Supplement. The Warrants will be created, issued and governed pursuant to the terms of a warrant indenture (the “Warrant Indenture”) to be entered into between the Company and Computershare Trust Company of Canada, as warrant agent thereunder (the “Warrant Agent”). The Company will appoint the principal transfer offices of the Warrant Agent in Vancouver, British Columbia and Toronto, Ontario as the locations at which the Warrants may be surrendered for exercise or transfer. We will file the Warrant Indenture with the SEC on a Current Report on Form 8-K on the Closing Date.

Each whole Warrant entitles the holder thereof to acquire a Warrant Share upon payment of the exercise price of C$2.00 per Warrant Share at any time prior to 5:00 pm (Vancouver time) on the date that is three (3) years from the closing of the Offering. Holders of the Warrants may exercise their Warrants to purchase Warrant Shares on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) payment of the exercise price for the number of Warrant Shares with respect to which the Warrant is being exercised, unless the cashless exercise option is available. Warrants may be exercised in whole or in part, but only for full Warrant Shares.

The Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of Warrant Shares under the Securities Act. This option entitles the Warrant holders to elect to receive fewer Warrant Shares without paying the cash exercise price. The number of Warrant Shares to be issued would be determined by a formula based on the total number of Warrant Shares with respect to which the Warrant is being exercised, the daily volume weighted average price for our Common Shares on the trading day immediately prior to the date of exercise and the applicable exercise price of the Warrants.

The Company will use commercially reasonable efforts to cause the Warrant Shares to be transmitted by the Company’s transfer agent to the holder by crediting the account of the holder’s prime broker in electronic form to the Canadian Depository for Securities (“CDS”) or nominees thereof and deposited with CDS in Canada or by physical delivery of a share certificate, by the date that is five business days after the later of delivery to the Company of the notice of exercise or the aggregate exercise price (or notice of a cashless exercise). The Warrant Shares shall be deemed to have been issued, and holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the later of five business days after the date the Warrant has been exercised, and the date payment to the Company of the aggregate exercise price has been made (or by cashless exercise, if permitted).

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The Warrant Shares will be, when issued and paid for in accordance with the Warrants, duly authorized, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of Common Shares equal to the number of Warrant Shares issuable upon exercise of all outstanding Warrants. The Warrant Shares will be Common Shares, the material attributes of which are described in the accompanying Prospectus.

The exercise price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment upon the happening of certain events, such as a distribution on the Common Shares, or a subdivision, consolidation or reclassification of the Common Shares. In addition, upon any fundamental transaction, such as a merger, consolidation, sale of all or substantially all of our assets, share exchange or business combination, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately on such event.

We are not required to issue fractional shares upon the exercise of the Warrants. Instead, we may choose to purchase the fraction for an amount in cash equal to the current value of the fraction computed on the basis of the exercise price of the Warrants, or round up to the next whole Common Share.

The Warrants are transferable, but will not be listed or quoted on any securities exchange. The Warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their Warrants and receive Warrant Shares.

Underwriters’ Warrants

The Company has agreed to issue Underwriters’ Warrants for Common Shares equal to six percent (6%) of the number of Common Shares sold in this Offering (excluding Common Shares issuable upon exercise of any warrants issued in this Offering) (4% for Common Shares sold pursuant to the President’s List), the distribution of which are qualified by this Prospectus Supplement.

The Underwriters’ Warrants will entitle the Underwriters to purchase that number of Common Shares equal to 6% of the aggregate number of Common Shares sold pursuant to the Offering, up to a total of 580,200 Underwriters’ Warrants or 667,200 Underwriters’ Warrants assuming exercise of the Over-Allotment Option in full (assuming no Common Shares are issued pursuant to the President’s List). The Underwriters’ Warrants are exercisable at a price of C$2.00 per Common Share, for a period of three (3) years from the closing of the Offering.

The Common Shares issuable upon exercise of the Underwriters’ Warrants are identical to those offered by this Prospectus Supplement to investors. The Underwriters’ Warrants will have the same terms as the Warrants issued to the investors in this Offering. The material terms and provisions of the Warrants being offered pursuant to this Prospectus Supplement are summarized herein.  This summary is subject to and qualified in its entirety by the form of Warrant and/or Warrant Indenture, as applicable, which will be provided to each purchaser in this offering and will be filed on a Current Report on Form 8-K that is incorporated herein by reference.

UNDERWRITING

Pursuant to the Underwriting Agreement between the Company and the Underwriters, the Company agreed to sell, and the Underwriters agreed to purchase, on the Closing Date, 9,670,000 Units at a price of C$1.45 per Unit, payable in cash to the Company against delivery, subject to compliance with all necessary legal requirements and terms and conditions of the Underwriting Agreement. Cormark Securities Inc. will be acting as sole bookrunner in respect of the Offering in consideration of a 5% work fee. The obligations of the Underwriters pursuant to the Underwriting Agreement are as follows: (i) Cormark Securities Inc. (80%); and (ii) M Partners Inc. (20%).

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Such obligations are several and not joint, nor joint and several, and may be terminated at their discretion upon the occurrence of certain stated events. The Underwriters are, however, obligated to take up and pay for all of the Units if any of the Units are purchased under the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Underwriters have reserved the right to form a selling group of appropriately registered dealers and brokers, with compensation to be negotiated between the Underwriters and such selling group participants, but at no additional cost to the Company. The Underwriting Agreement contains standard representations and warranties by the Company; industry standard “disaster out”, “regulatory out”, “material adverse change out” and “breach out” clauses, until the Closing Date, and contribution clauses; and provides that the Offering is subject to satisfactory results through reasonable “due diligence” investigations of the Underwriters.

This offering is being made concurrently in Canada pursuant to a Canadian Prospectus and Prospectus Supplement filed with the securities commissions or similar regulatory authorities in the provinces of British Columbia, Alberta and Ontario for the purpose of qualifying the Units for sale.). No securities will be offered or sold in any jurisdiction except by or through brokers or dealers duly registered under the applicable securities laws of that jurisdiction, or in circumstances where an exemption from such registered dealer requirements is available. Offers will be made, and subscriptions accepted, only from investors which qualify as “institutional investors” under the state securities laws and regulations of their state of domicile.

We have granted to the Underwriters an Over-Allotment Option exercisable in whole or in part, to purchase up to 1,450,000 Additional Units at a price equal to the Offering Price, less the underwriting fees, for a period of 30 days from the closing of the Offering to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised by the Underwriters in respect of: (i) Additional Units at the Offering Price; or (ii) Over-Allotment Shares at a price of C$1.44 per Over-Allotment Share; or (iii) Over-Allotment Warrants at a price of C$0.02 per Over-Allotment Warrant; or (iv) any combination of Over-Allotment Shares and/or Over-Allotment Warrants, so long as the aggregate number of Over-Allotment Shares and Over-Allotment Warrants that may be issued under the Over-Allotment Option does not exceed 1,450,000 Over-Allotment Shares and 725,000 Over-Allotment Warrants. If the Over-Allotment Option is exercised in full, the total “Price to the Public”, “Underwriters’ Fee” and “Net Proceeds to the Company” (without deducting expenses of the Offering) will be C$16,124,000, C$967,440 and C$15,156,560 respectively. This Prospectus Supplement qualifies the distribution of the Over-Allotment Option, the Over-Allotment Units, the Over-Allotment Securities, the Underwriters’ Warrants issuable in relation to the issuance of Over-Allotment Shares, the Common Shares issuable upon exercise of such Underwriters’ Warrants and the Warrant Shares issuable upon exercise of the Over-Allotment Warrants. A purchaser who acquires Over-Allotment Securities forming part of the Underwriters’ over-allocation position acquires those securities under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The Warrants will be created, issued and governed pursuant to the terms of the Warrant Indenture to be entered into between the Company and the Warrant Agent. This Prospectus Supplement also covers the offer and sale of (i) the Warrant Shares, issuable from time to time, on the exercise of the Warrants issuable under this Prospectus Supplement, and (ii) such indeterminate number of additional Common Shares that may be issuable by reason of the anti-dilution provisions forming part of the terms and conditions of the Warrants and the Underwriters’ Warrants.

The Underwriters propose to offer the Units to the public initially at the Offering Price. Without affecting the obligation of the Underwriters to purchase the Units at the Offering Price in accordance with the Underwriting Agreement, the Underwriters may decrease the sale price of the Units which they sell under Prospectus Supplement after they have made a reasonable effort to sell all such Units at the Offering Price. The sale by the Underwriters of Units at a price of less than the Offering Price will have the effect of reducing the compensation realized by the Underwriters by the amount that the aggregate price paid by the purchasers for Units is less than the gross proceeds paid by the Underwriters for the Units. The Underwriters will inform the Company if the Offering Price is decreased.

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The Underwriters will be entitled to a cash fee of 6% of the gross subscription proceeds of this offering paid to us at the closing of the sale of the Units.  The following table shows the per Unit and total Underwriters’ Fees we will pay to the Underwriters in connection with the sale of the Units, assuming the purchase of all the Units we are offering:

	Without Over- Allotment Option		With Over- Allotment Option
Per Unit	C$	0.087	C$	$0.087
Total	C$	841,290	C$	967,440

The Underwriters will only receive two-thirds of the Underwriters’ Fee for up to C$4,000,000 of Units that may be offered and sold to investors on a President’s List provided by the Company. The above table assumes no Units are sold pursuant to the President’s List. In addition, pursuant to a termination agreement, the Company will owe Rodman & Renshaw, a unit of H.C. Wainwright & Co. LLC, a tail fee of a 6% cash compensation for the gross proceeds raised, and 6% warrant coverage for a number of Common Shares for Units offered and sold, pursuant to the President’s List.

If the Underwriters exercise the Over-Allotment Option in full, the number of Units issued under the Offering will be 11,120,000, the total price to the public will be C$16,124,000, the total Underwriters’ Fee will be C$967,440 and the total net proceeds to the Company (without deducting expenses of the Offering) will be C$15,156,560.

Pursuant to the Underwriting Agreement, the Company has also agreed to reimburse the Underwriters for the Underwriters’ actual expenses, plus reimburse the Underwriters’ actual legal expenses for their United States and Canadian legal counsels up to a total of $75,000, in each case subject to compliance with FINRA Rule 5110(f)(2)(D). The Underwriting Agreement provides that the Company will indemnify the Underwriters against specified liabilities relating to or arising out of the Underwriters’ activities under the Underwriting Agreement and against some civil liabilities, including liabilities under the Securities Act.

In addition, we have agreed to grant to the Underwriters Underwriters’ Warrants to purchase Common Shares equal to six percent (6%) of the number of Common Shares sold in this Offering (excluding Common hares issuable upon exercise of any warrants issued in this Offering) (4% for Common Shares sold pursuant to the President’s List). The Underwriters’ Warrants will have the same terms as the Warrants issued to investors in the offering, and that such Underwriters’ Warrants shall have an exercise price equal to C$2.00 and shall expire on a date that is three (3) years from the date of issuance. Pursuant to the Financial Industry Regulatory Authority, or FINRA, Rule 5110(g), neither the Underwriters’ Warrants nor any Underwriters’ Warrant Shares shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this Offering, except the transfer of any security:

•	by operation of law or by reason of reorganization of our Company;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of our Company held by the holder of the Underwriters’ Warrants or related person do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

We negotiated the price for the Units offered in this offering with the Underwriters.  The factors considered in determining the price included the recent market price of our Common Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

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The Company has agreed in the Underwriting Agreement that, subject to certain exceptions, for a period of 90 days after the Closing Date, it shall not (without the prior written consent of Cormark on behalf of the Underwriters), directly or indirectly, sell or issue, or enter into any agreements to sell or issue, any Common Shares or securities convertible into Common Shares except pursuant to (i) the grant or exercise of stock options and other similar issuances pursuant to the stock option plan of the Company and other share compensation arrangements, including the grant and issuance or restricted share rights pursuant to a restricted share unit plan of the Company; (ii) the exercise of outstanding warrants or other convertible securities of the Company or (iii) bona fide acquisitions by the Company.

The Company has also agreed to use best commercial efforts to ensure that each of its directors and officers enter into a lock-up agreement to be executed concurrently with the closing of the Offering, which provides that for a period of 90 days from the Closing Date, each will not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, make any short sale, or otherwise dispose of, or transfer, or announce any intention to do so, any common shares of the Company, whether now owned directly or indirectly, or under their control or direction, or with respect to which each has beneficial ownership, or enter into any transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of common shares of the Company, whether such transaction is settled by the delivery of common shares of the Company, other securities, cash or otherwise other than pursuant to a take-over bid or any other similar transaction made generally to all of the shareholders of the Company without the prior written consent of Cormark acting on behalf of the Underwriters, such consent shall not be unreasonably withheld or delayed by Cormark.

The Underwriters are underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by them and any profit realized on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  As underwriters, the Underwriter are required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

Pursuant to rules and policy statements of certain securities regulators, the Underwriters may not, at any time during the period ending on the date the selling process for the Units ends and all stabilization arrangements relating to the Common Shares are terminated, bid for or purchase Common Shares. The foregoing restrictions are subject to certain exceptions including (a) a bid for or purchase of Common Shares if the bid or purchase is made through the facilities of the TSX in accordance with the Universal Market Integrity Rules of Market Regulation Services Inc., (b) a bid or purchase on behalf of a client, other than certain prescribed clients, provided that the client’s order was not solicited by the Underwriters, or if the client’s order was solicited, the solicitation occurred before the period of distribution as prescribed by the rules, and (c) a bid or purchase to cover a short position entered into prior to the period of distribution as prescribed by the rules. The Underwriters may engage in market stabilization or market balancing activities on the TSX where the bid for or purchase of the Common Shares is for the purpose of maintaining a fair and orderly market in the Common Shares, subject to price limitations applicable to such bids or purchases. Such transactions, if commenced, may be discontinued at any time.

The Company has applied to list the Common Shares, the Warrant Shares and the Common Shares issuable upon the exercise of the Underwriters’ Warrants distributed under this Prospectus Supplement on the TSX. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX.

Subscriptions for the Units will be received by the Underwriters subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The Common Shares and Warrants sold pursuant to the Offering will be issued in electronic form to CDS or nominees thereof and deposited with CDS in Canada on the closing of the Offering. A purchaser will receive only a customer confirmation of the issuance of the Common Shares purchased pursuant to the Offering from the registered dealer through which the Units are purchased. Closing of the Offering is expected to occur on or about July 25, 2016, or such other date as may be agreed upon by the Company and the Underwriters, acting reasonably. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties expressly agree otherwise, we anticipate a settlement cycle of T+5 business days. Accordingly, purchasers who wish to trade prior to the delivery date may be required to specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. Investors who wish to trade prior to the delivery date should consult their own advisors.

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USE OF PROCEEDS

The estimated net proceeds of the Offering assuming no exercise of the Over-Allotment Option, after deducting the Underwriters’ Fee of C$841,290 and estimated expenses of C$422,000, will be approximately C$12,758,210. Management of the Company intends to allocate the estimated net proceeds as follows:

Principal Uses	Amount (C$)

Repayment of the June 2015 Loan	C$	12,758,210
General corporate and working capital purposes(1)		Any remainder
TOTAL USE OF FUNDS	C$	12,758,210	(2)

Notes:

(1)	Funds set aside for working capital may be allocated to corporate expenses, business development, potential future acquisitions, working capital, general administrative expenses and other purposes.
(2)	This figure represents the estimated net proceeds of the Offering after payment of the Underwriters’ Fee and the estimated expenses of the Offering.

For the year ended December 31, 2015 and for the period ended March 31, 2016, the Company had negative operating cash flow. To the extent required, the net proceeds of the Offering will be used to fund negative operating cash flow in future periods. In addition, the Company has a loan in the principal amount of $37.5 million, maturing and payable in December 2016. In order to secure the necessary funds to meet its debt obligations due in December 2016, management is actively exploring several financing options including debt and equity. See “Risk Factors and Uncertainties” in this Prospectus Supplement and the accompanying Prospectus for additional details.

The Company intends to spend the funds available to it as stated in this Prospectus Supplement. There may be circumstances however, where, for sound business reasons, a reallocation of funds may be necessary. Due to the nature of the mining industry, budgets are regularly reviewed with respect to the success of the expenditures and other opportunities which may become available to the Company. The amounts and timing of the expenditures will vary depending upon a number of factors, including unexpected expenses and other factors referred to under “Risk Factors and Uncertainties” in this Prospectus Supplement and the accompanying Prospectus and the documents incorporated by reference herein and therein. Accordingly, while it is currently intended by management that the net proceeds of the Offering will be expended as set forth above, actual expenditures may in fact differ from these amounts and allocations.

LEGAL MATTERS

The law firm of Morton Law LLP has acted as our counsel by providing an opinion on the validity of the securities offered in this Prospectus and applicable Prospectus Supplements and counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents. Certain legal matters related to the securities offered by this Prospectus will be passed upon on our behalf by Morton Law LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

Ellenoff Grossman & Schole LLP is United States counsel to the Underwriters. Stikeman Elliott LLP is Canadian counsel to the Underwriters.

EXPERTS

Information relating to the our mineral properties in this Prospectus Supplement and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Carl E. Defilippi of Kappes, Cassiday & Associates, Sean Ennis of Norwest Corporation, Michael M. Gustin of Mine Development Associates and Peter Ronning of New Caledonian Geological Consulting (collectively, the “Experts”), and this information has been included in reliance on such companies and persons’ expertise.

S-23

None of the Experts, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions in this Prospectus Supplement and the documents incorporated by reference herein relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years for the period ended December 31, 2015 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of BDO Canada, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

S-24

 GOLDEN QUEEN MINING CO. LTD.

$70,000,000 Common Shares Warrants Units

We, Golden Queen Mining Co. Ltd., may offer and sell, from time to time, up to $70,000,000 aggregate initial offering price of our common shares, without par value (which we refer to as “Common Shares”), warrants to purchase Common Shares (which we refer to as “Warrants”), or any combination thereof (which we refer to as “Units”) in one or more transactions under this prospectus (which we refer to as the “Prospectus”). We may also offer under this Prospectus any Common Shares issuable upon the exercise of Warrants. Collectively, the Common Shares, Warrants, Common Shares issuable upon exercise of the Warrants, and Units are referred to as the “Securities”.

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GQM” and quoted on the OTCQX International Exchange under the symbol “GQMNF”. On May 13, 2016, the last reported sale price of the Common Shares on the QTCQX was $1.28 per Common Share and on the TSX was C$1.65 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors and Uncertainties”.

Investing in the Securities involves risks. See “Risk Factors and Uncertainties” on page 6.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MAY 16, 2016.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $70,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; and (iii) in the case of Units, the designation, number and terms of the Common Shares or Warrants comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein and therein by reference under “Documents Incorporated by Reference”, any free writing prospectus and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Golden Queen”, “Company” “we”, “us” or “our” refer to Golden Queen Mining Co. Ltd., either alone or together with its subsidiaries as the context requires.

1

SUMMARY

Golden Queen Mining Co. Ltd.

Corporate Information

We, Golden Queen Mining Co. Ltd., were incorporated under the laws of the Province of British Columbia, Canada in November 1985. Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (referred to as the “TSX”) under the symbol “GQM” and quoted on the OTCQX International Exchange under the symbol “GQMNF”.

Our registered office is located at 1200 - 750 West Pender Street, Vancouver, BC, Canada V6C 2T8 and our executive offices are located at 2300 – 1066 West Hastings Street, Vancouver, BC, Canada, V6E 3X2. The address of Golden Queen Mining Holdings, Inc., a California corporation wholly-owned by the Company (“GQM Holdings”), in California office is P.O. Box 1030, Mojave, California 93502 USA. Our phone number is (778) 373-1557. We maintain a website at www.goldenqueen.com and through a link on our website you can view the periodic filings that we make with the Securities and Exchange Commission (which we refer to herein as the “SEC”). Information contained on our website is not incorporated into this Prospectus.

Our Business and Property

The Company was incorporated under the laws of the Province of British Columbia, Canada in November 1985 and has been exploring and developing the Soledad Mountain mining Project (the “Project”) located just south of Mojave in Kern County in southern California since that time.

The Company acquired its initial interest in the Project in 1985 and subsequently added to its landholdings and interests in the area. Exploration and evaluation work on the Project was done, until September 10, 2014, by Golden Queen Mining Co., Inc. (“GQM Inc.”), a California corporation wholly-owned by the Company. GQM Inc. was converted into a limited liability company, Golden Queen Mining Company, LLC (“GQM LLC”) on September 10, 2014 in preparation for the formation of a joint venture (the “Joint Venture”) between a newly formed entity, GQM Holdings, and Gauss LLC (“Gauss”). Gauss is an investment entity formed for the purpose of the Joint Venture, and is 70.51% owned by Leucadia National Corporation and 29.49% owned by members of the Clay family, a controlling shareholder group of the Company. Gauss acquired 50% of GQM LLC by investing $110 million in cash in exchange for newly issued units of GQM LLC.

Major construction projects completed on the Project in 2015, include the Phase 1, stage 1 heap leach pad, the crushing-screening plant and Merrill-Crowe plant, Assay lab, workshop & warehouse, roads and access ramps, power and water supply, conveying and stacking system. The Company acquired mobile mining and support equipment required for the commencement of mining operations and has been stock-piling ore from pre-production mining. Stock-piling of ore occurred in 2015 until the crushing-screening circuit was commissioned. In addition, the Company conducted an infill drilling program in 2015 as part of its pre-production mine planning.

Commissioning of the crushing-screening plant started in the fourth quarter of 2015 and the first gold pour occurred during testing and commissioning on March 1, 2016. The mine is expected to enter the production phase in the second quarter of 2016.

2

As a result of the changes made in connection with the Joint Venture and the incorporation of GQM Canada, the names, place of formation and ownership of the Company’s subsidiaries and the Project as at April 29, 2016 are as follows:

Recent Developments

Project Update

The Company engaged Mine Development Associates (“MDA”) in late 2014 to update the Project's geological model from first principles and to provide an updated mineral resource estimate. In late 2014, the Company also engaged Norwest Corporation (“Norwest”) and Kappes, Cassiday & Associates (“KCA”) to update the reserve estimates and prepare a feasibility study and economic analysis based upon current information. The updated mineral resource and reserve estimates and results of the feasibility study were disclosed in a news release on February 10, 2015. In support of the updated mineral resource and reserve estimates, the Company filed a technical report pursuant to National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) titled “Soledad Mountain Technical Report and Updated Feasibility Study” with an effective date of February 25, 2015 (the “Technical Report”) on the System for Electronic Document Analysis and Retrieval (“SEDAR”) on February 27, 2015 and with the U.S. Securities And Exchange Commission (“SEC”) on March 2, 2015. The Technical Report was prepared by Carl E. Defilippi of KCA, Sean Ennis of Norwest, Michael M. Gustin of MDA and Peter Ronning of New Caledonian Geological Consulting, each of whom are Qualified Persons and independent of the Company pursuant to NI 43-101.

Major construction projects completed on the Project in 2015, include the Phase 1, stage 1 heap leach pad, the crushing-screening plant and Merrill-Crowe plant, Assay lab, workshop & warehouse, roads and access ramps, power and water supply, conveying and stacking system. The Company acquired mobile mining and support equipment required for the commencement of mining operations and has been stock-piling ore from pre-production mining. Stock-piling was carried out until the crushing-screening circuit was commissioned. In addition, the Company conducted an infill drilling program in 2015 as part of its pre-production mine planning.

3

Commissioning of the crushing-screening plant started in the fourth quarter of 2015 and the first gold pour occurred during testing and commissioning on March 1, 2016. The mine is expected to enter the production phase in the second quarter of 2016.

There are a number of risks associated with the Project and readers are urged to consider these risks and possible other risks, in order to obtain an understanding of the Project (see Risk Factors and Uncertainties below).

Joint Venture with Gauss LLC

The Company owns a 50% interest in GQM LLC pursuant to the terms of a joint venture agreement, dated September 15, 2014, entered into between GQM Holdings and Gauss (the “JV Agreement”). The JV Agreement provides, inter alia, details of how GQM LLC will be managed and the obligations of each of the parties in connection with further funding requirements. GQM LLC is managed by a board of managers comprising an equal number of representatives of each of Gauss and GQM Holdings. The current representatives of GQM Holdings on the board of managers are Guy Le Bel, Bryan A. Coates and Thomas Clay. The current officers of GQM LLC are Robert C. Walish, Jr. as Chief Executive Officer and Andrée St-Germain as Chief Financial Officer.

The JV Agreement also provides for future funding requirements, if needed, and dilution of member interests on a straight line basis in the event any member does not equally fund a capital contribution. During 2015, Gauss and GQM Holdings each made a capital contribution to GQM LLC in the amount of $12.5 million, for a total contribution of $25 million. Following the capital contribution, each of Gauss and GQM Holdings retained a 50% ownership interest in GQM LLC. The funds contributed are expected to be sufficient for GQM LLC to commence commercial production and maintain operations until the Project is cash flow positive. However, should additional capital funds be required in the future, the JV partners may be called upon to contribute additional capital.

Following closing of the Joint Venture Transaction, Golden Queen has been treating GQM LLC as a variable interest entity (“VIE”), with Golden Queen considered to be the primary beneficiary.  A VIE is an entity in which the investor, Golden Queen, holds a controlling interest, or in this case, is a primary beneficiary, that is not based on the majority of the voting rights. As a result, Golden Queen continues to reflect 100% of the financial results of GQM LLC in its consolidated financial statements, along with a non-controlling interest representing Gauss’ 50% interest in GQM LLC.

Financing – Loans

On January 1, 2014, the Company entered into an agreement to secure a $10,000,000 loan (the “January Loan”). The January Loan was provided by members of the Clay family including $7,500,000 to be provided by an investment vehicle managed by Thomas M. Clay, a Director and insider of the Company. The January Loan had a twelve-month term and bore an annual interest rate of 5%, payable on the maturity date. If the January Loan was repaid on a date that is less than 183 days before the maturity date, the Company would pay the Lenders an amount of 105% of the principal amount plus interest on the principal amount at the rate of 5% per annum accrued to the date the January Loan is repaid. The January Loan was repaid in full on the maturity date from the proceeds of new loan agreements with the lenders. For more detail, see the description of the December 31, 2014 transaction below.

On December 31, 2014, the Company entered into an agreement with members of the Clay family to secure a $12,500,000 loan (the “December Loan”) including approximately $9,375,000 provided by an investment vehicle managed by Thomas M. Clay. Golden Queen issued two (2) promissory notes, each due July 1, 2015, with an annual interest rate of 10.0%, payable quarterly on the first business day of each quarter. A portion of the proceeds of the December Loan was used to retire the January Loan, including principal, accrued interest and an additional charge, for an aggregate payment of approximately $11,000,000. Golden Queen paid the lenders a closing fee of $1,000,000, and the balance of the proceeds of the December Loan will be used for expenses and general corporate purposes.

On June 8, 2015, the Company amended the December Loan to extend the maturity to December 8, 2016 and increased the principal amount from $12,500,000 to $37,500,000 (the “June 2015 Loan”). The Company also issued 10,000,000 common share purchase warrants exercisable for a period of five years expiring June 8, 2020. The common share purchase warrants have an exercise price of $0.95. All other terms remained the same as the December Loan. The Company also incurred a closing fee to secure the loan in the amount of $1,500,000, all of which was paid on June 8, 2015. The Company agreed to pay the legal fees incurred by the lenders relating to this instrument, which amounted to $46,408. The legal fees were expensed as the transaction met the definition of a debt extinguishment. The terms of the registration rights remains unchanged as does the Company’s assessment of the likelihood of the registration rights being exercised. As such, as of December 31, 2015, no accrual has been made for the potential costs related to the registration rights.

On October 1, 2015, January 1, 2016, and April 1, 2016, the Company chose to exercise its right to defer quarterly interest on the June 2015 Loan by adding it to the principal balance.

4

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrants, or Units with a total value of up to $70,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	aggregate offering price;
•	the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
•	voting or other rights, if any; and
•	important United States federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of our Common Shares are entitled to dividends when and if declared by our Board of Directors. Our Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

We may offer Warrants for the purchase of Common Shares, in one or more series, from time to time. We may issue Warrants independently or together with Common Shares and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants. In this prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants. If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Common Shares and Warrants to purchase any of such securities in one or more series. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

5

RISK FACTORS AND UNCERTAINTIES

Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, our business could be materially harmed. Additional risks and uncertainties, including those of which we are currently unaware or that we deem immaterial, may also adversely affect our business.

Risks Related to Golden Queen and its Operations

Mineral resource and reserve estimates are based on interpretation and assumptions, and the Project may yield lower production of gold and silver under actual operating conditions than is currently estimated. A material decrease in the quantity or grade of mineral resource or reserves from those estimates, will affect the economic viability of the Project or the Project’s return on capital.

Unless otherwise indicated, mineral resource and reserve figures presented in this Form S-3 and in our filings with securities regulatory authorities, press releases and other public statements that may be made from time to time, are based upon estimates made by independent consulting geologists and mining engineers.   Estimates can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling, which may prove to be unreliable. We cannot assure you that the estimates are accurate or that mineralized materials from the Project can be mined or processed profitably.

Assumptions about gold and silver market prices are subject to great uncertainty as those prices have fluctuated widely in the past. Declines in the market prices of gold and silver may render reserves containing relatively lower grades of ore uneconomic to exploit, and the Company may be required to reduce reserve estimates, discontinue development or mining at one or more of its properties or write down assets as impaired. Should GQM LLC encounter mineralization or geologic formations at the Project different from those predicted, it may adjust its reserve estimates and alter its mining plans. Either of these alternatives may adversely affect the Company’s actual production and financial condition, results of operations and cash flow.

As production at the Project proceeds, mineral resources and reserves may require adjustments or downward revisions. In addition, the grade of mineralized material ultimately mined, if any, may differ from that indicated by our 2015 updated feasibility study. Gold and silver recovered in small scale tests may not be duplicated on a production scale.

The mineral resource and reserve estimates contained in this Form S-3 have been determined and valued based on assumed future prices for gold and silver, cut-off grades and operating costs that may prove to be different than actual prices, grades and costs. Extended declines in prices for gold or silver may render such estimates uneconomic and result in reduced reported mineralization or adversely affect current determinations of commercial viability. Any material reductions in estimates of mineralization, or of the ability of GQM LLC to profitably extract gold and silver, could have a material adverse effect on our share price and the value of the Project.

The estimates of production rates, costs and financial results contained in the 2015 feasibility study and any future guidance of production rates offered by the Company depend on subjective factors and may not be realized in actual production and such estimates speak only as of their respective dates.

The 2015 feasibility study provides estimates and projections of future production, costs and financial results of the Project. In addition, the Company may in the future provide guidance on projected production rates of the Project. Any such information is forward-looking and depend on numerous assumptions, including assumptions about the availability, accessibility, sufficiency and quality of ore, the costs of production, the market prices of silver and gold, the ability to sustain and increase production levels, the sufficiency of its infrastructure, the performance of its personnel and equipment, its ability to maintain and obtain mining interests and permits and its compliance with existing and future laws and regulations. Actual results and experience may differ materially from these assumptions. Any such production cost, or financial results estimates speak only as of the date on which they are made, and the Company disclaims any intent or obligation to update such estimates, whether as a result of new information, future events or otherwise.

6

There are significant financial and operational risks associated with an operating mining project such as the project operated by GQM LLC.

The financial results of GQM LLC are subject to risks associated with operating and maintaining mining operations on the Property, including:

•	increases in our projected costs due to differences in grade of mineralized material, metallurgical performance or revisions to mine plans in response to the physical shape and location of mineralized materials as compared to our 2015 feasibility study estimates;
•	increases in the costs of commodities such as fuel and electricity, and other materials and supplies which would increase Project development and operating costs;
•	the ability to extract sufficient gold and silver from resources and reserves to support a profitable mining operation on the Property;
•	decreases in gold and silver prices;
•	compliance with approvals and permits for the Project;
•	potential opposition from environmental groups, other non-governmental organizations or local residents which may delay or prevent development of the Project or affect our future operations;
•	difficult surface conditions, unusual or unexpected geologic formations or failure of open pit slopes;
•	mechanical or equipment problems, industrial accidents or personal injury resulting in unanticipated cost and delays;
•	environmental hazards or pollution;
•	fire, flooding, earthquakes, cave-ins or periodic interruptions due to inclement weather; and
•	labor dispute.

Any of these hazards and risks can materially and adversely affect, among other things, production quantities and rates, costs and expenditures, potential revenues and production dates. They may also result in damage to, or destruction of, production facilities, environmental damage, monetary losses and legal liability. The value of our interest in GQM LLC may decrease as a result, which would be expected to reduce the value of our common shares.

There are operational risks for which insurance coverage is not available at affordable rates or at all, and the occurrence of any material adverse event for which there is no insurance coverage may decrease financial performance of GQM LLC, or may impede or prevent ongoing operations.

GQM LLC currently maintains insurance within ranges of coverage consistent with industry practice in relation to some of these risks, but there are certain risks against which GQM LLC cannot insure, or against which GQM LLC cannot maintain insurance at affordable premiums. Insurance against environmental risks (including pollution or other hazards resulting from the disposal of waste products generated from production activities) is not generally available to GQM LLC. If subjected to environmental liabilities, the costs incurred would reduce funds available for other purposes, and GQM LLC may have to suspend operations or undertake costly interim compliance measures to address environmental issues. Any such events would be expected to have a significant detrimental impact on the value of our interest in GQM LLC and our common stock.

Gold and silver mining involves significant production and operational risks.

Gold and silver mining involves significant production and operational risks, including those related to uncertain mineral exploration success, unexpected geological or mining conditions, the difficulty of development of new deposits, unfavorable climate conditions, equipment or service failures, unavailability of or delays in installing and commissioning plants and equipment, import or customs delays and other general operating risks.

Commencement of mining can reveal mineralization or geologic formations, including higher than expected content of other minerals that can be difficult to separate from silver, which can result in unexpectedly low recovery rates. Problems may also arise due to the quality or failure of locally obtained equipment or interruptions to services (such as power, water, fuel or transport or processing capacity) or technical capital expenditure to achieve expected recoveries. Many of these production and operational risks are beyond the Company’s control. Delays in commencing successful mining activities at new or expanded mines, disruptions in production and low recovery rates could have adverse effects on the Company’s financial condition, results of operations and cash flows.

7

Land reclamation requirements for our properties may be burdensome and expensive.

Reclamation requirements are imposed on GQM LLC in order to minimize long term effects of land disturbance, and this includes a requirement to re-establish pre-disturbance land forms.

In order to carry out reclamation obligations imposed on GQM LLC in connection with development activities, GQM LLC must allocate financial resources that might otherwise be spent on further exploration and development. GQM LLC has set up and plans to set up a provision for our reclamation obligations on the Project, as appropriate, but this provision may not be adequate. If GQM LLC is required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Sale of Aggregate

We have not included contributions from the sale of aggregate in the 2015 feasibility study cash flow projections. However, aggregate sales over a period of thirty years are important for the Project as it will permit GQM LLC to meet its closure and reclamation requirements. If no sale of waste rock as aggregate is ever achieved, the initial mine life is expected to be reduced.

The mining industry is intensely competitive

As a result of competition in the mining industry, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, GQM LLC may be unable to effectively develop the Project or obtain financing on terms we consider acceptable.

We compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for qualified employees, GQM LLC’s production of minerals from the Project may be slowed down or suspended. We also compete with other mining companies for capital. If we are unable to raise sufficient capital to meet capital call requirements, our interest in GQM LLC may be diluted.

Legal and Regulatory Risks

We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

GQM LLC’s current and future operations are and will be governed by laws and regulations, including, among others, those relating to:

•	mineral property production and reclamation;
•	taxes and fees;
•	labor standards, and occupational health and safety; and
•	environmental standards for waste disposal, treatment and use of toxic substances, land use and environmental protection.

Companies engaged in production activities often experience increased costs and delays as a result of the need to comply with applicable laws, regulations, and permits. Failure to comply with these may result in enforcement actions, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. GQM LLC may be required to compensate those suffering loss or damage by reason of our activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation, could have a material adverse impact on GQM LLC’s business and cause increases in capital expenditures or require abandonment or delays in development of the Project, all of which would be expected to reduce the value of our interest in the GQM LLC.

GQM LLC’s activities are subject to California state and federal environmental laws and regulations that may increase the costs of doing business and restrict operations.

GQM LLC’s current and planned operations are subject to state and federal environmental laws and regulations. Those laws and regulations provide strict standards for compliance, and potentially significant fines and penalties for non-compliance. These laws address air emissions, waste discharge requirements, management of hazardous substances, protection of endangered species and reclamation of lands disturbed by mining. Compliance with environmental laws and regulations requires significant time and expense, and future changes to these laws and regulations may cause material changes or delays in the production of minerals from the Project or future activities.

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U.S. Federal Laws: The Comprehensive Environmental, Response, Compensation, and Liability Act (CERCLA), and comparable state statutes, impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government incurred cleanup costs, or natural resource damages, or for neighbouring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (RCRA), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

The Clean Air Act, as amended, and comparable state statutes, restrict the emission of air pollutants from many sources, including mining and processing activities. GQM LLC’s mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the Clean Air Act and comparable state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on GQM LLC’s production levels or result in additional capital expenditures in order to comply with the rules. The Clean Air Act and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized emissions of pollutants.

The Clean Water Act (CWA), and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the United States, or to the surface or ground waters of the state. The CWA regulates storm water runoff from mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

The Endangered Species Act and comparable state laws are designed to protect critically imperiled species from extinction as a consequence of development. GQM LLC filed a response to statements made in a petition filed on January 31, 2014 with the United States Fish and Wildlife Service (USFWS), which petition sought to list the Mojave Shoulderband snail as a threatened or endangered species. In April 2014, USFWS concluded that there was no imminent threat to the snail that would cause them to believe an emergency listing was required, but that USFWS may address the petition in the future, subject to funding. Under the Endangered Species Act if the USFWS determines that the petition contains information that the species is imperiled, it then will proceed with a 90 day screening process to determine if the petition presents substantial information to support listing the subject species as endangered, and if such information exists, the USFWS has a further 12 month period to conduct a detailed assessment of the listing request to approve or deny the listing. The existence of any species listed as endangered under those laws, including as a result of the petition, on Project lands that are to be disturbed as part of the development and operation of the Project could increase the costs associated with the Project or require changes or limitations to the planned project development.

California Laws: At the state level, mining operations are also regulated by the California Department of Conservation, Office of Mine Reclamation. State law requires mine operators to hold a permit, which dictates operating controls and closure and post-closure requirements directed at protecting surface and ground water. In addition, state law requires operators to have an approved mine reclamation plan. Local ordinances require the operators to hold Conditional Use Permits. These permits mandate concurrent and post-mining reclamation of mines and require the posting of reclamation financial assurance sufficient to guarantee the cost of closure and reclamation. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or financial assurance requirements.

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Regulations and pending legislation governing issues involving climate change could result in increased operating costs.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on GQM LLC and its suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Given the current emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition and operating performance. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by GQM LLC or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and may include changes in rainfall and storm patterns and intensities, water shortages and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

Title to the Property may be subject to other claims, which could affect our property rights.

There are risks that title to the Property may be challenged or impugned. The Property is located in California and may be subject to prior unrecorded agreements or transfers and title may be affected by undetected defects. There may be valid challenges to the title to the Property which, if successful, could affect development of the Project and/or operations. This is particularly the case in respect of those portions of the Property in which GQM LLC holds its interest solely through a lease with landholders, as such interests are substantially based on contract and have been subject to a number of assignments.

GQM LLC holds a number of unpatented mining claims created and maintained in accordance with the General Mining Law of 1872 (the “General Mining Law”). Unpatented lode mining claims and millsites are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the federal laws and regulations under the General Mining Law. Also, unpatented mining claims may be subject to possible challenges by third parties or validity contests by the federal government. The validity of an unpatented mining claim or millsite, in terms of both its location and its maintenance, is dependent on strict compliance with a body of U.S. federal law. Should the federal government impose a royalty or additional tax burdens on the properties that lie within public lands, the resulting mining operations could be seriously impacted, depending upon the type and amount of the burden.

Legislation has been proposed in the past that could significantly affect the mining industry

Members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the United States General Mining Law. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to mine mineralized material on unpatented mining claims. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect GQM LLC’s potential to mine mineralized material on unpatented mining claims. Passage of such legislation could adversely affect our financial performance.

GQM LLC may incur increased construction costs if a 1997 project labor agreement is found to be enforceable.

The Company filed a complaint with the National Labor Relations Board (the “NLRB”) against the Building and Construction Trades Council of Kern, Inyo, and Mono Counties (the “Union”) on May 23, 2014. The complaint was in response to the action taken by the Union related to a 1997 project labor agreement that the Company believes is not applicable to the Project and unenforceable under federal labor law.

The NLRB issued a Complaint against the Union and the matter was heard by Administrative Law Judge (ALJ) John McCarrick in June 2015. In December 2015 ALJ McCarrick issued his Decision finding that the PLA violates Section 8(e) of the National Labor Relations Act and is therefore unenforceable. The Union has appealed that Decision to the NLRB in Washington, D.C.

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Financial Risks

Our financial statements contain a qualification as to our ability to continue as a going concern due primarily to the need to repay or refinance our current indebtedness due in December of 2016, which is not assured.

Until such time as GQM LLC can economically produce and sell gold and silver from the Project and distribute cash to its members, we will continue to have no cash flow from our ownership interest in GQM LLC and will continue to incur an operating deficit. As at December 31, 2015, excluding any cash held by GQM LLC and inclusive of GQM Holdings, we had cash of approximately $6.1 million and current liabilities of approximately $37.1 million, including secured debt with a related party lender which is due in December of 2016. The ability of the Company to continue as a going concern requires that we obtain new financing to replace our current debt obligations or are able to refinance with the existing lenders. Our ability to obtain new financing is dependent on a number of factors including cash flow from operations that are distributed from GQM LLC to the Company, equity market conditions, the market for precious metals, and the willingness of other parties to lend the Company money.

The Company must meet any future cash contribution requirements if required under the terms of the JV Agreement with Gauss LLC, or face dilution of its ownership interest in the Project, which could impact our stock value and our ability to meet stock exchange listing requirements.

We hold a 50% interest in the Project pursuant to the terms of the JV Agreement. If in the future there are unexpected costs that require additional capital contributions from us under the terms of the JV Agreement, we will need to raise additional funds in order to maintain our 50% interest in the Project, otherwise we will have our interest diluted to below 50% which will likely have an adverse impact on the price of our common shares. In addition, to the extent our ownership interest of GQM LLC remains our sole business and asset, if we are diluted below 50% ownership we could fail to meet the listing requirements of the TSX and be delisted from the TSX and unable to list on a suitable alternate stock exchange. In such an event the market for our securities would be limited to the US over-the-counter market and related quotation services, being currently the OTCQX in the case of the Company. The anticipated impact of such a delisting will be to reduce venues for trading in our securities, a reduction in available market information, a reduction in liquidity, a decrease in analyst coverage of our securities, and a decrease in our ability for us to obtain additional financing to fund our operations.

GQM LLC’s results of operations, cash flows and operating costs are highly dependent upon the market prices of gold and silver and other commodities, which are volatile and beyond the Company’s control.

Gold and silver are exchange-traded commodities, and the volatility in gold and silver prices is illustrated by the following table, which sets forth, for the periods indicated (calendar year), the average annual market prices in U.S. dollars per ounce of gold and silver, based on the daily London P.M. fix, as shown in the table below:

Mineral	2015	2014	2013	2012	2011
Gold	$1,160.06	$1,265.78	$1,411.23	$1,668.98	$1,571.52
Silver	$15.68	$19.08	$23.79	$31.15	$35.12

Gold and silver prices are affected by many factors including U.S. dollar strength or weakness, prevailing interest rates and returns on other asset clauses, expectations regarding inflation, speculation, global currency values, governmental decisions regarding the disposal of precious metal stockpiles, global and regional demand and production, political and economic conditions and other factors. In addition, Exchange Traded Funds (“ETFs”), which have substantially facilitated the ability of large and small investors to buy and sell precious metals, have become significant holders of gold and silver. Factors that are generally understood to contribute to a decline in the prices of gold and silver include a strengthening of the U.S. dollar, net outflows from gold and silver ETFs, bullion sales by private and government holders and global economic conditions and/or fiscal policies that negatively impact large consumer markets.

Because GQM LLC is expected to derive all of its revenues from sales of gold and silver, its results of operations and cash flows will fluctuate as the prices of these metals increase or decrease. A period of significant and sustained lower gold and silver prices would materially and adversely affect the results of operations and cash flows. Additionally, if market prices for gold and silver decline or remain at relatively low levels for a sustained period of time, GQM LLC may have to revise its operating plans, including reducing operating costs and capital expenditures, terminating or suspending mining operations at one or more of its properties and discontinuing certain exploration and development plans. GQM LLC may be unable to decrease its costs in an amount sufficient to offset reductions in revenues, and may incur losses.

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Operating costs at the Project are also affected by the price of input commodities, such as fuel, electricity, labour, chemical reagents, explosives, steel and concrete. Prices for these input commodities are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, currency fluctuations, consumer or industrial demand and other factors. Continued volatility in the prices of commodities and other supplies the Company purchases could lead to higher costs, which would adversely affect results of operations and cash flows.

Investment Risks

Holders of common shares may suffer dilution as a result of any equity financing by us in order to reduce or repay current indebtedness.

We require additional capital to repay our current indebtedness, and we may be required to seek funding, including through the issuance of equity based securities. We cannot predict the size or price of any future financing to raise capital, and any issuance of common shares or other instruments convertible into equity. Any additional issuances of common shares or securities convertible into, or exercisable or exchangeable for, common shares may ultimately result in dilution to the holders of common shares, dilution in any future earnings per share and a decrease in the market price of our common shares.

We have been reflecting 100% of the financial results of GQM LLC in our consolidated financial statements based on certain assumptions of management, which assumptions, if incorrect, may require us to account for the Joint Venture differently.

Our financial statements are prepared on the basis that GQM LLC meets the requirements for accounting treatment as a variable interest entity with the Company being considered as the primary beneficiary.  As a result, we continue to reflect 100% of the financial results of GQM LLC in our consolidated financial statements, along with a non-controlling interest held by Gauss LLC representing a 50% interest in GQM LLC.  Although no individual investor holds a controlling financial interest in GQM LLC, GQM LLC is controlled by a related party group.  Accordingly, one member of the group must be identified as the primary beneficiary.   As the member of the related party group most closely associated with GQM LLC, Golden Queen has determined it is the primary beneficiary.  Future changes in the capital or voting structure of GQM LLC could change that outcome. If this is the case, the presentation of the information in Golden Queen’s financial statements would change, which could be perceived negatively by investors, and could have an adverse effect on the market price of Golden Queen’s common shares.

There are differences in U.S. and Canadian practices for reporting mineral resources and reserves.

We generally report mineral resources and reserves in accordance with Canadian practices. These practices differ from the practices used to report resource and reserve estimates in reports and other materials filed with the SEC.

It is Canadian practice to report measured, indicated and inferred mineral resources, which are generally not permitted in disclosure filed with the SEC by United States issuers. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted into reserves. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations, however, the SEC only permits issuers to report “resources” as in place, tonnage and grade without reference to unit measures.

The Company’s future growth will depend upon its ability to develop new mines, either through exploration at existing properties or by acquisition from other mining companies.

Mines have limited lives based on proven and probable ore reserves. The Company’s ability to achieve significant additional growth in revenues and cash flows will depend upon success in further developing the Project and developing or acquiring new mining properties. Any strategies to further develop the Project or acquire new properties are inherently risky, and the Company cannot assure that it will be able to successfully develop existing or new mining properties or acquire additional properties on favorable economic terms or at all.

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We believe that we may be a “passive foreign investment company” for the 2015 taxation year which would likely result in materially adverse United States federal income tax consequences for United States investors.

We generally will be designated as a “passive foreign investment company” under the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (a “PFIC”) if, for a tax year, (a) 75% or more of our gross income for such year is “passive income” (generally, dividends, interest, rents, royalties, and gains from the disposition of assets producing passive income) or (b) if at least 50% or more of the value of our assets produce, or are held for the production of, passive income, based on the quarterly average of the fair market value of such assets.   United States shareholders should be aware that we believe we were classified as a PFIC during our tax year ended December 31, 2015.  If we are a PFIC for any taxable year during which a United States person holds our securities, it would likely result in materially adverse United States federal income tax consequences for such United States person. The potential consequences include, but are not limited to, re-characterization of gain from the sale of our securities as ordinary income and the imposition of an interest charge on such gain and on certain distributions received on our Common Shares.  Certain elections may be available under U.S. tax rules to mitigate some of the adverse consequences of holding shares in a PFIC.

Two of our directors are ordinarily resident outside of the United States and accordingly it may be difficult to effect service of process on them, or to enforce any legal judgment against them.

Two of our directors namely, Bryan A. Coates and Guy Le Bel are residents of Canada. Consequently, it may be difficult for U.S. investors to effect service of process within the U.S. upon these directors, or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liabilities under the U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities would probably be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether or not an original action could be brought successfully in Canada against any of such directors predicated solely upon such civil liabilities.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Our directors and officers are, or may in the future be, directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Consequently, there is a possibility that our directors and/or officers may be in a position of conflict in the future.

Members of the Clay family own a substantial interest in Golden Queen and are represented on our board of directors, and thus may exert significant influence on our corporate affairs and actions, including those submitted to a shareholder vote.

Thomas M. Clay, a director of the Company is a member of the Clay Group. The Clay Group also controls Auvergne, which holds a 29.49% interest in Gauss, the joint venture that holds a 50% interest in GQM LLC and half the Project. For so long as the Clay Group beneficially owns at least 25% of our common shares, at least one of Golden Queen’s representatives on the board of managers of the Joint Venture will be designated by Auvergne. Accordingly, the Clay Group has considerable influence on our corporate affairs and actions, including those submitted to a shareholder vote, and GQM LLC’s development and operation of the Project. The interests of the Clay family may be different from the interests of other investors.

Members of the Clay family have also provided the Company with a loan of $37.5 million, including approximately $18.75 million provided by an investment vehicle managed by Thomas M. Clay. The loan is guaranteed by GQM Holdings and secured by a pledge of the Company’s interest in GQM Canada, GQM Canada’s interest in GQM Holdings, and GQM Holdings’ 50% interest in GQM LLC. As a result, a default on the loan could result in the Company losing its interest in the Project, which would have a material adverse effect on our share price.

Our share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity markets in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common shares:

•	Changes in the price for gold or silver;
•	delays, problems or increased costs in the production of minerals from the Project;
•	decline in demand for our common stock;
•	downward revisions in securities analysts’ estimates;

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•	our ability to refinance or repay our current and future debt;
•	investor perception or our industry or prospects; and
•	general economic trends.

Over the past few years, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common shares.  As a result, you may be unable to resell your shares at a desired price.

Because our common shares trade at prices below $5.00 per share, and because we will not be listed on a national U.S. exchange, there are additional regulations imposed on U.S. broker-dealers trading in our shares that may make it more difficult for you to buy and resell our shares through a U.S. broker-dealer.

Because of U.S. rules that apply to shares with a market price of less than $5.00 per share, known as the “penny stock rules”, investors will find it more difficult to sell their securities in the U.S. through a U.S. broker dealer. The penny stock rules will probably apply to trades in our shares. These rules in most cases require a broker-dealer to deliver a standardized risk disclosure document to a potential purchaser of the securities, along with additional information including current bid and offer quotations, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this Prospectus.  Information we file with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus. Copies of the documents incorporated herein by reference may be obtained on request and without charge from the Corporate Secretary of the Company at 2300 – 1066 Vancouver, British Columbia, Canada, V6E 3X2, telephone 778-373-1557.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus.

1.	Our annual report on Form 10-K for the Company’s fiscal year ended December 31, 2015, which report contains the audited consolidated financial statements of the Company and the notes thereto, together with the auditor’s report thereon, and the related management’s discussion and analysis, as filed with the SEC on March 30, 2016.

2.	Our current report on Form 8-K as filed with the SEC on April 6, 2016.

3.	Our definitive proxy statement on Schedule 14A for the annual general meeting of our shareholders to be held on June 2, 2016, as filed with the SEC on April 22, 2016.

We also hereby specifically incorporate by reference all filings by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement on Form S-3 to which this prospectus relates and prior to effectiveness of such registration statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein constitute forward-looking information and forward-looking statements within the meaning of applicable securities legislation (referred to collectively as “forward-looking statements”). The use of any of the words “anticipate”, “continue”, “estimate”, “expect”, “may”, “will”, “projected”, “propose”, “should”, “believe”, “intends”, “contingent”, “subject to” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct. Such forward-looking statements included in this prospectus and the documents incorporated by reference herein should not be unduly relied upon. This forward-looking information is made as of the date of this prospectus, or in the case of documents incorporated by reference herein, as of the dates of such documents.

In particular, this prospectus and the documents incorporated by reference herein contain forward-looking statements pertaining to the following:

•	proposed expenditures set out under “Use of Proceeds”;
•	business strategy, strength and focus;
•	geological estimates in respect of mineral resources and reserves on the Soledad Project;
•	projections of market prices and costs and the related sensitivity of distributions;
•	supply and demand for precious metals;
•	commissioning activities planned for the Soledad Project;
•	expectations regarding the ability to raise capital or generate income through operations;
•	expectations with respect to the Company’s future working capital position;
•	treatment under government regulatory regimes and tax laws, and capital expenditure programs;
•	expectations with respect to the Company’s future working capital position;
•	the Company’s capital expenditure programs.

With respect to forward-looking statements contained in this prospectus and the documents incorporated by reference herein, assumptions have been made regarding, among other things:

•	future commodity prices;
•	the Company’s ability to obtain qualified staff and equipment in a timely and cost-efficient manner;
•	the impact of increasing competition on the Company;
•	the impact of any changes in the laws of the United States;
•	the ability of the Company to maintain its existing and future permits in good standing;
•	the ability of the Company to retain all of its interests in the Soledad Project through negotiations with landholders at a cost that is acceptable to the Company;
•	the regulatory framework governing royalties, taxes and environmental matters in the United States;
•	the ability of the Company’s subsidiaries to obtain any required permits, access rights in respect of land and resources, and environmental consents;
•	geological estimates in respect of the Company’s mineral resources and reserves;
•	future development plans for the Soledad Project unfolding as currently envisioned;
•	future capital expenditures to be made by the Company;
•	future sources of funding for the Company’s capital program;
•	the Company’s future debt levels; and
•	the Company’s ability to obtain financing in the future on acceptable terms, or at all.

Actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this prospectus and in the documents incorporated by reference:

•	speculative nature of exploration, appraisal and development of mineral properties;
•	uncertainties in access to future funding for exploration and development of the Company’s Soledad Project or future acquisitions;
•	unexpected liabilities or changes in the cost of operations, including costs of extracting and delivering minerals to market, that affect potential profitability of the Company;
•	operating hazards and risks inherent in mineral exploration and mining;

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•	volatility in global equities, commodities, foreign exchange, market price of precious and base metals and a lack of market liquidity;
•	changes to the political environment, laws or regulations, or more stringent enforcement of current laws or regulations in the United States;
•	ability of the Company to obtain and maintain required exploration licenses, concessions, access rights or permits;
•	unexpected and uninsurable risks that may arise;
•	the other factors discussed under “Risk Factors”.

Readers are cautioned that the foregoing lists of factors are not exhaustive. Due to the nature of the mining industry, budgets are regularly reviewed in light of the success of the expenditures and other opportunities, which may become available to the Company. Accordingly, while the Company anticipates that it will have the ability to spend the funds available to it as stated in this prospectus, there may be circumstances where, for sound business reasons, a reallocation of funds may be prudent or necessary. The forward-looking statements contained in this prospectus and documents incorporated by reference herein are expressly qualified by this cautionary statement. Except as required under applicable securities laws, the Company does not undertake or assume any obligation to publicly update or revise any forward-looking statements. Investors should read this entire prospectus, as well as the documents incorporated by reference into this prospectus, and consult their own professional advisors to assess the income tax, legal, risk factors and other aspects of their investment.

cautionary NOTE REGARDING MINERAL reserve and resource estimates

This prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included in this prospectus and in the documents incorporated by reference herein have been, and will be, prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (referred to as “NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference in this prospectus and in the documents incorporated by reference herein may not be comparable to similar information disclosed by companies reporting under United States standards. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by United States standards in documents filed with the SEC. United States investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource estimate is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves in compliance with NI 43-101 may not qualify as “reserves” under SEC standards.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein contain descriptions of our mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

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PRESENTATION OF FINANCIAL INFORMATION

Financial and Other Information

Financial information is presented in accordance with generally accepted accounting principles in the United States (referred to as “US GAAP”).. The Company prepares its financial statements in United States dollars.

The following table sets forth, for the periods indicated, the high, low, average noon spot and period end noon spot buying rates of exchange for one United States dollar in Canadian dollars as published by the Bank of Canada. Although obtained from sources believed to be reliable, the data is provided for informational purposes only, and the does not guarantee the accuracy or completeness of the data.

	Quarter Ended	Year Ended December 31,
	March 31, 2016	2015	2014	2013
Highest noon spot rate during period	1.4589	1.3990	1.1643	1.0697
Lowest noon spot rate during period	1.2962	1.1728	1.0614	0.9839
Average noon spot rate for the period	1.3732	1.2787	1.1045	1.0299
Period end noon spot rate	1.2971	1.3840	1.1601	1.0636

On May 13, 2016, the noon spot rate reported by the Bank of Canada was $1.00 = C$1.2940.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

PRIOR SALES

The following table sets forth for the 12 month period prior to the date of this Prospectus, details of the price at which securities have been issued by us, the number and type of securities issued and the date on which such securities were issued, excluding employee stock options and Common Shares sold pursuant to the exercise of employee stock options:

Date of issue	Type of Securities	Number of Securities	Issue or Exercise Price of Security	Description of Transaction

June 8, 2015	Warrants [1]	10,000,000	$0.95/	June 2015 Loan
			06/08/2020

[1]            On June 8, 2015, the Company amended a loan agreement to extend the maturity date of an existing $12,500,000 loan due July 1, 2015 to December 8, 2016, and to increase the principal amount to $37,500,000. Under the terms of the loan arrangement, the Company issued the lenders 10,000,000 warrants, each exercisable to purchase one common share at a price of $0.95 per share, for a term of five (5) years expiring June 8, 2020.

TRADING PRICE AND VOLUME

The Shares are listed on the TSX under the symbol GQM, and on the OTCQX under the symbol GQMNF. The following table sets forth the price range and volume of trading of the Common Shares during the 12 months preceding the date of this Prospectus.

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	TSX (prices in Canadian dollars)				OTCQX (prices in US dollars)
Month	High	Low	Volume	Month	High	Low	Volume

April 2015	1.18	0.98	819,740	April 2015	0.99	0.82	1,687,744
May 2015	1.08	0.98	584,624	May 2015	0.92	0.80	1,217,417
June 2015	1.06	0.75	930,828	June 2015	0.84	0.61	1,690,206
July 2015	0.83	0.65	3,437,331	July 2015	0.68	0.49	4,955,401
August 2015	1.05	0.75	1,826,220	August 2015	0.82	0.57	2,555,249
September 2015	1.12	0.68	473,826	September 2015	0.88	0.52	1,520,253
October 2015	1.07	0.85	190,054	October 2015	0.85	0.65	1,202,284
November 2015	0.90	0.68	242,384	November 2015	0.71	0.51	1,228,927
December 2015	0.80	0.67	451,522	December 2015	0.60	0.48	1,709,456
January 2016	1.24	0.76	767,900	January 2016	0.88	0.53	2,389,038
February 2016	1.70	1.08	1,184,000	February 2016	1.27	0.75	3,242,132
March 2016	2.00	1.47	1,908,100	March 2016	1.56	1.11	5,617,502
April 2016	1.98	1.19	1,029,361	April 2016	1.54	0.94	5,888,250
May 1-13, 2016	1.90	1.56	706,713	May 1-13, 2016	1.49	1.23	1,802,368

On May 13, 2016, the last reported sale price of the Common Shares on the TSX was C$1.65 per Common Share and on the QTCQX was $1.28 per Common Share.

Description of Common Shares

We are authorized to issue an unlimited number of Common Shares, without par value, of which 99,928,683 are issued and outstanding as at the date of this Prospectus. There are options outstanding to purchase up to 1,070,000 Common Shares at exercise prices ranging from $0.58 to $1.59. There are warrants outstanding to purchase up to 10,000,000 Common Shares at an exercise price of $0.95. Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by our Board of Directors and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

Description of Warrants

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series. Warrants may be offered independently or together with Common Shares, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (each of which we refer to as a “Warrant Indenture”) between us and a warrant trustee (which we refer to as the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement, if applicable. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificate. Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

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The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

▪	the designation and aggregate number of Warrants;
▪	the price at which the Warrants will be offered;
▪	the currency or currencies in which the Warrants will be offered;
▪	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
▪	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;
▪	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
▪	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
▪	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
▪	whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
▪	whether the Warrants will be listed on any exchange;
▪	material United States and Canadian federal income tax consequences of owning the Warrants; and
▪	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Securities that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee, if any, or to us, as applicable, in immediately available funds, as provided in the applicable Prospectus Supplement. We will set forth on the Warrant certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee, if any, or to us, as applicable.

Upon receipt of the required payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee, if any, to us at our principal officers, as applicable, or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant certificate are exercised, then we will issue a new Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture, if any, and the Warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

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Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, and the Warrant certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture, if any, and the Warrant certificate.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement (which we refer to herein as the “Unit Agreement”), if any, between us and a unit agent (which we refer to herein as the “Unit Agent”) that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more of Common Shares and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

▪	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
▪	provisions of the governing Unit Agreement; and
▪	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares” and “Description of Warrants” will apply to each Unit and to any Common Share or Warrant included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

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PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

At the Market

Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the TSX, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

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General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used to fund the development of the Soledad Project, repay current debt, working capital requirements or for other general corporate purposes. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Computershare Investor Services Inc., of 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9.

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LEGAL MATTERS

The law firm of Morton Law LLP has acted as our counsel by providing an opinion on the validity of the securities offered in this Prospectus and applicable Prospectus Supplements and counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents. Certain legal matters related to the Securities offered by this Prospectus will be passed upon on our behalf by Morton Law LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

EXPERTS

Information relating to our mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Carl E. Defilippi of KCA, Sean Ennis of Norwest, Michael M. Gustin of MDA and Peter Ronning of New Caledonian Geological Consulting (collectively, the “Experts”), this information has been included in reliance on such companies and persons’ expertise.

None of Experts, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions in this prospectus and the documents incorporated by reference herein relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding common shares.

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years for the period ended December 31, 2015 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Canada, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

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PROSPECTUS SUPPLEMENT

Cormark Securities	M Partners

July 18, 2016